UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Hill International, Inc.
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): August 31, 2006

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (856) 810-6200

Arpeggio Acquisition Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Universal under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Explanatory Note:
Hill International, Inc., a Delaware corporation (“Hill” or “the Company"), hereby amends its Current Report on Form 8-K/A filed November 17, 2006, to include the consent of KPMG Audit Plc which had not been included in the previous 8-K/A filed on November 17, 2006; and to correct certain computational and typographical errors in that 8-K/A. The 8-K/A filed on November 17, 2006 included required financial statements relating to the acquisition of the common stock of James R. Knowles (Holdings) PLC by Hill International SA, the Company's wholly-owned subsidiary, as described in such Current Report; such financial statements and pro forma financial information are being filed again herewith.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

Exhibit 99.1	Audited financial statements of Knowles as of July 31, 2006

Exhibit 99.2	Audited financial statements of Knowles as of July 31, 2005 and 2004

(b)	Pro Forma Financial Information:

Exhibit 99.3	Unaudited pro forma condensed combined financial information

(c)	Exhibits

Exhibit 23.1	Consent of Baker Tilly

Exhibit 23.2	Consent KPMG Audit Plc.

Table of Contents

(a) Historical financial statements of the business acquired (James R. Knowles (Holdings) PLC)

Exhibit 99.1 Audited financial statements of Knowles as of and for the year ended July 31, 2006
Independent Auditors' Report	3
Consolidated profit and loss account	4
Consolidated statement of total recognised gains and losses	5
Consolidated balance sheet	6
Consolidated cash flows statement	7
Notes to financial statements	8

Exhibit 99.2 Audited financial statements of Knowles as of and for the year ended July 31, 2005 and 2004
Independent Auditors' Report	25
Consolidated profit and loss accounts	26
Consolidated statements of total recognised gains and losses	27
Consolidated balance sheets	28
Consolidated cash flow statements	29
Notes to Financial Statements	30

(b) Pro Forma Condensed Combined Financial Information

Exhibit 99.3 Unaudited Pro Forma Condensed Combined financial information

Contents	45

Introduction	46

Pro Forma Condensed Combined Balance Sheet at July 1, 2006 and related notes thereto.	47

Pro Forma Condensed Combined Statement of Operations for the nine months ended July 1, 2006 and related notes thereto.	49

Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2006 and related notes thereto.	50

Signatures	51

(c) Exhibits

Exhibit 23.1 Consent of Baker Tilly

Exhibit 23.2 Consent KPMG Audit Plc

Independent Auditors’ Report
To the board of directors and shareholders of James R. Knowles (Holdings) PLC

We have audited the accompanying consolidated balance sheet of James R. Knowles (Holdings) PLC (the "Company"), as of July 31, 2006 and the related consolidated notes, statement of total recognised gains and losses profit and loss account and cash flows for the year ended July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing  audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assesing the accounting principles used and significant estimates made by our management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  James R. Knowles (Holdings) PLC and subsidiaries as of July 31, 2006 and the consolidated results of their operations and cash flows for the year ended July 31, 2006 in conformity with accounting principles generally accepted in the United Kingdom.

Baker Tilly
London, United Kingdom

November 2006

James R. Knowles (Holdings) PLC
Consolidated profit and loss account
for the year ended 31 July 2006

	Note	2006
		Total
		£ 000

Turnover	2
Continuing operations		28,223
Discontinued operations		1,180

		29,403
Other external charges		(3,414)
Staff costs	5	(18,064)
Depreciation and amortisation		(1,327)
Other operating charges	3	(9,806)

Operating (loss) before exceptional items
Continuing operations		(711)
Discontinued operations		(166)

Exceptional items
Continuing operations	3	(2,271)
Discontinued operations	3	(60)

Operating (loss)
Continuing operations		(2,982)
Discontinued operations		(226)

		(3,208)

Profit on disposal of operations	3	95
Loss on closure of branch	3	(197)

(Loss) on ordinary activities before interest and taxation		(3,310)

Other interest receivable and similar income		20

Interest payable and similar charges	6	(317)

(Loss) profit on ordinary activities before taxation	3 - 6	(3,607)

Tax on (loss) on ordinary activities	7	(388)

(Loss) on ordinary activities after taxation		(3,995)

Minority interests (equity)		(85)

Retained (Loss) for the financial year	18	(4,080)

Basic (loss) per share (pence)	8	(19.7)

A note on historical cost profits has not been prepared as the historical cost profit and losses are the same as detailed in the above profit and loss account.

The notes on pages 8 to 24 form part of these financial statements.

James R. Knowles (Holdings) PLC
Consolidated statement of total recognised gains and losses
for the year ended 31 July 2006

2006
£ 000

Loss for the financial year	(4,080)
Currency translation differences on foreign investments	(66)

Total recognised losses relating to the financial year	(4,146)

James R. Knowles (Holdings) PLC
Consolidated balance sheet
at 31 July 2006

		2006
	Note	£ 000	£ 000

Fixed assets
Intangible assets	9		838
Tangible assets	10		1,129
Investments	11		1
			1,968

Current assets
Debtors	12	8,172
Cash at bank and in hand		1,563
		9,735

Creditors - Amounts falling due within one year	13	(10,161)

Net current assets			(426)

Total assets less current liabilities			1,542

Creditors - Amounts falling due after more than one year	14		(393)

Provisions for liabilities and charges	15		(647)

Net assets			502

Capital and Reserves
Called up share capital	17		1,059
Share premium account	18		3,333
Merger reserve	18		199
Profit and loss account	18		(4,209)

Shareholders' funds	25		382

Minority interests (equity)			120

			502

These financial statements on pages 4 to 24 were approved by the board of directors and authorised for issue on 14 November 2006 and are signed on its behalf by:

R Borhan
Director

James R. Knowles (Holdings) PLC
Consolidated cash flow statement
for the year ended 31 July 2006

	Note	2006
		£ 000
Net cash inflow from operating activities	20	438

Return on investments and servicing of finance	22	(657)

Taxation		(281)

Capital expenditure and financial investment	22	(422)

Acquisitions and disposals	22	601

Net cash outflow before financing		(321)

Financing	22	(468)

Decrease in cash in the year	23, 24	(789)

James R. Knowles (Holdings) PLC

Notes
(forming part of the financial statements)

1 Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group's financial statements except as noted below.

Basis of preparation

The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

Going Concern

The Directors consider that the losses sustained during the year are one off in nature. Current trading has improved and profits are forecasted going forward. Opportunities for growth exist as a consequence of the aquisition by Hill which have strengthened the position. The Knowles Group is also under receipt of full financial support from the new parent company. For these reasons the Directors consider the going concern basis is appropriate for preparing the financial statements.

Basis of consolidation

The Directors consider that the losses sustained during the year are one off in nature. Current trading has improved and profits are forecasted going forward. Opportunities for growth exist as a consequence of the aquisition by Hill which have strengthened the position. The Knowles Group is also under receipt of full financial support from the new parent company. For these reasons the directors consider the going concern basis for producing the financial statements is appropriate.

The Group accounts include the accounts of the Company and all its subsidiary undertakings made up to 31 July 2006. Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Goodwill

Purchased goodwill (both positive and negative) arising on consolidation in respect of acquisitions before 1 August 1998, when FRS 10: Goodwill and intangible assets was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs, any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

Purchased goodwill (representing the excess of the fair value of the consideration and associated costs given over the fair value of the separable net assets acquired) arising on consolidation in respect of acquisitions since 1 August 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life which is 20 years.

On the subsequent disposal of a business acquired since 1 January 1998, the profit or loss on disposal is calculated after charging/(crediting) the unamortised amount of any related goodwill.

Investments

Investments are stated at cost less any impairment in value.

Tangible fixed assets and depreciation

Depreciation is provided by the Group to write off the cost or valuation less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Leasehold buildings	-	Life of lease
Office equipment	-	10% - 33% per annum
Computer equipment	-	20% - 33% per annum
Motor vehicles	-	25% reducing balance
Technical publications	-	20% per annum

No depreciation is provided on freehold land.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the contracted rate or the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

Leases

Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Turnover

Turnover represents the amounts (excluding value added tax) recorded as turnover in respect of amounts recoverable on contracts and the amounts earned to date on other work to the extent that the Group has obtained the right to consideration.

Taxation

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS19: Deferred taxation.

Cash

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

James R. Knowles (Holdings) PLC

Notes

2 Segmental analysis

The table below sets out turnover, operating loss and net assets for each geographic area of operation by origin.

	2006
		Operating	Net
	Turnover	Loss	Assets
Continuing operations	£ 000	£ 000	£ 000

United Kingdom	15,508	(447)	(886)
Overseas	12,715	252	2,246
Holding Company Costs	-	(516)	-
Exceptional operating charge	-	(2,271)	-
	28,223	(2,982)	1,360

Discontinued operations

United Kingdom	1,095	(73)	(188)
Overseas	85	(93)	(670)
Holding Company Costs	-	-	-
Exceptional operating charge	-	(60)	-
	1,180	(226)	(858)

Turnover by geographical destination is significantly different from turnover by origin and is as follows:

2006
£ 000
Continuing operations

United Kingdom	14,171
Overseas	14,052
28,223

Discontinued operations

United Kingdom	1,095
Overseas	85
1,180

A split of overseas segmental information is not considered to be meaningful by the directors.

3 Loss on ordinary activities before taxation

	Continuing	Discontinued	Total
	£ 000	£ 000	£ 000
Other external charges	3,340	74	3,414
Staff costs	17,265	799	18,064
Depreciation and amortisation	1,307	20	1,327
Other operating charges	9,293	513	9,806

			2006
			£ 000
Operating loss is stated after charging the following:

Auditors' remuneration for audit related services including expenses:
Principal			85
Secondary			54
			109

Hire of plant and machinery under operating leases			288
Amounts payable in respect of other operating leases			1,283
Depreciation and other amounts written off tangible fixed assets:
Owned			412
Leased			159
Amortisation of goodwill			33
Loss on foreign exchange			29
Impairment of Goodwill			721
Exceptional items:
Redundancy costs:
Continuing operations			223
Discontinued operations			27
Onerous lease provision:
Continuing operations			437
Discontinued operations			33
Directors retention bonus			110
Group disposal costs			122
Other costs			17
Impairment of goodwill on acquisition			721
Bad debt write off			115
Litigation costs			486
Taxation advice			40
			2,331

The effect of the above exceptional items is to decrease the taxation charge by £483,000.

(1) The Group's principal auditors, Baker Tilly, received £12,500 in respect of taxation work in addition to the fees disclosed above.

James R. Knowles (Holdings) PLC

Notes

3 Loss on ordinary activities before taxation (continued)

On 23 December 2005 the Group disposed of its 90% shareholding in Knowles Loss Adjusters Limited . The profit on disposal of this subsidiary has been calculated as follows:

£ 000

Disposal proceeds	850
Expenses of disposal	(156)
Net proceeds	694
Net assets of subsidiary at disposal	(666)
Minority interest on disposal	67
Profit on disposal	95

The net inflow of cash in respect of the sale of Knowles Loss Adjusters Limited is as follows:-

Cash consideration	850
Cash transferred on disposal	(19)
Associated costs of sale	(156)
Net inflow of cash	675

There is no tax effect from the profit on disposal of operations due to the substantial shareholding exemption.

The net profit of Knowles Loss Adjusters Limited from 1 August 2005 to the date of disposal was £57,000.

On 31 October 2005 the Group decided to close its Paris branch of James R. Knowles (Europe) Limited. The related closure costs were £197,000.

4 Remuneration of directors

2006
£ 000
Directors' emoluments:
As directors	695
Other emoluments	30
725

The remuneration of individual directors during the year was as follows:

	Year Ended 31 July 2006
	Salary	Other
	and Fees	Benefits	Total
	£ 000	£ 000	£ 000
Executive Directors

J. Roger Knowles[1]	185	1	186
Brian Quinn	360	18	378
Charlotte Parsons	116	11	127
	661	30	691

Non-Executive Directors

John Lee	17	-	17
Peter Bates	17	-	17
	34	-	34
	695	30	725

1 A total of £165,400, in respect of the fees of J. Roger Knowles, has been paid to Wynton Services Limited, a company incorporated in the Republic of Cyprus.

5 Staff numbers and costs

The average number of persons employed by the Group (including directors) during the year, analysed by category, was as follows:

Number of employees
2006

Fee earning staff	212
Administrative staff	130
342

The aggregate payroll costs of these persons were as follows:
2006
£ 000

Wages and salaries	16,516
Social security costs	1,263
Health insurance scheme	190
Staff accommodation	95
18,064

6 Interest payable and similar charges

2006
£ 000

On bank loans and overdrafts	177
Finance charges payable in respect of finance leases and hire purchase contracts	53
Other interest	87
317

James R. Knowles (Holdings) PLC

Notes

7 Taxation

(a) Analysis of charge in period
	2006
Current tax	£ 000	£ 000
UK corporation tax on profits in the period	-
Adjustments in respect of prior periods	347
		347

Foreign tax		226

Total current tax (note 7 (b))		573

Deferred tax
Origination and reversal of timing differences		(185)

Tax on profit on ordinary activities		388

(b) Factors affecting the tax charge for the current period

The effective rate of tax of 11% is lower than the standard UK rate of corporation tax of 30% principally due to the net effects of UK tax losses, unrelieved overseas tax losses and differences in foreign tax rates.

The differences are explained below.

2006
£ 000
Loss on ordinary activities before tax	(3,607)

Loss on ordinary activities multiplied by the standard rate of
corporation tax in the UK of 30%	(1,082)

Effects of:
Expenses not deductible for tax purposes	363
Depreciation for period in excess of capital allowances	25
Unrelieved UK tax losses	718
Unrelieved overseas tax losses	273
Utilisation of tax losses brought forward	(66)
Other tax rates on overseas earnings	17
Adjustment to tax charge in respect of prior periods	347
Other tax adjustments	(22)

Current tax charge for the period (note 7 (a))	573

8 Earnings per share

			2006
	Continuing	Discontinued	Total

Loss for the financial year (£000)	(3,745)	(335)	(4,080)

Weighted average number of shares	20,750,620	20,750,620	20,750,620

Basic (loss) per share (pence)	(18.0)	(1.7)	(19.7)

The share options have no dilutive effect.

James R. Knowles (Holdings) PLC

Notes

9 Intangible fixed assets

Goodwill
£ 000
Cost
At 1 August 2005	524
Additions	1,142
Impairment	(721)
At 31 July 2006	945

Amortisation
At 1 August 2005	74
Charge for the year	33
At 31 July 2006	107

Net book value
At 31 July 2006	838

On the 3rd July 2006, the Group acquired Knowles Lawyers Limited giving rise to goodwill of £721,000. Following an impairment review the carrying value of this goodwill was considered by the directors to be nil and the whole amount has been written off to the Profit & Loss account during the year.

The decision to acquire Knowles Lawyers Limited was taken in December 2005 by the Board, in the presence of its nominated advisors and solilcitors. The transaction was not however completed until 3rd July 2006 as the Company was regulated by The Law Society. The deregulation and related client matters were subsequently completed and the acquisition finalised. On 21 July 2006, Hill SA (a wholly owned subsidiary of Hill International Inc) were announced to The London Stock Exchange as the preferred bidders for the sale of the Group. Following this announcement it was made very clear to the Board of Directors that on completion of the sale, the Group would divest of this subsidiary as it did not fit with the core services of the new Group. As a direct consequence of this decision, the goodwill arising on the acquisition of Knowles Lawyers Limited has been fully impaired at the year end.

10 Tangible fixed assets

		Office and
	Land and	computer	Motor
	buildings	equipment	vehicles	Total
	£ 000	£ 000	£ 000	£ 000
Cost or valuation
At 1 August 2005	49	5,849	167	6,065
Additions	-	357	65	422
Acquisition of subsidiary	-	38	-	38
Disposals	-	(69)	(46)	(115)
Disposal of subsidiary	-	(159)	-	(159)
Foreign exchange	-	(25)	(4)	(29)

At 31 July 2006	49	5,991	182	6,222

Depreciation
At 1 August 2005	31	4,586	156	4,773
Charge for the year	1	562	8	571
Disposals	-	(62)	(41)	(103)
Disposal of subsidiary	-	(121)	-	(121)
Foreign exchange	-	(23)	(4)	(27)

At 31 July 2006	32	4,942	119	5,093

Net book value
At 31 July 2006	17	1,049	63	1,129

a)
The above net book value includes an amount of £169,000 in respect of assets held under finance leases and similar hire purchase contracts. The total depreciation on such assets during the year amounts to £159,000.

b)	Contained within land and buildings are short leaseholds as follows:

2006
£ 000

Cost	49
Depreciation	(32)

Net book value	17

James R. Knowles (Holdings) PLC

Notes

11 Fixed asset investments

£ 000
Group
Listed investments
Cost at 1 August 2005	2

Provision made during the year	(1)

Net book value
At 31 July 2006	1

The current market value of the listed investments is not considered by the directors to be materially different to the book value.

The companies in which the Group's interest at 31 July 2006 is more than 10% are as follows:

Subsidiary undertakings:	Country of registration or incorporation	Percentage of ordinary shares held
Knowles Limited	England and Wales	100%
James R. Knowles Limited	England and Wales	100%
James R. Knowles (Europe) Limited	England and Wales	100%
Knowles Project Services Limited	England and Wales	100%
Knowles Management Limited	England and Wales	75%
Knowles Law Limited	England and Wales	75%
James R. Knowles (Worldwide) Limited	England and Wales	100%
James R Knowles Global Limited	England and Wales	100%
Consortium James R. Knowles Limited	England and Wales	75	%*
Knowles Capital Projects Limited	England and Wales	75%
Knowles Legal Limited	England and Wales	100%
Knowles Commercial Services Limited	England and Wales	85%
Knowles Construction Technology Limited	England and Wales	85%
Knowles Legal Services Limited	England and Wales	100%
Knowles Platinum Limited	England and Wales	100%
Knowles Lawyers Limited	England and Wales	100%
James R. Knowles (Deutschland) GmbH	Germany	100%
James R. Knowles (Espana) SL	Spain	100%
James R. Knowles (Overseas) Limited	Cyprus	100%
James R Knowles (Singapore) Pte Limited	Singapore	90	%*
James R. Knowles (Hong Kong) Limited	Hong Kong	100	%*
James R. Knowles (Middle East) Limited	Cyprus	75	%*
James R. Knowles (M) Sdn Bhd	Malaysia	100	%*
Knowles Surveying Services Limited	Hong Kong	90	%*
James R. Knowles (Thailand) Ltd	Thailand	100	%*
James R. Knowles (B) Sdn Bhd	Brunei	100	%*
Knowles Consultancy Services Inc.	Canada	78	%*
Knowles North America Holdings Inc.	Canada	100	%*
1226545 Ontario Limited	Canada	65	%*
Baker, Bertrand, Chasse & Goguen Claim Services Limited	Canada	65	%*
James R. Knowles (Egypt) Limited	Egypt	75	%*
J R Knowles (USA) LLC	USA	70	%*
James R. Knowles (Australian Holdings) Pty Limited	Australia	90	%*
James R. Knowles (Australia) Pty Limited	Australia	90	%*
James R. Knowles (NSW) Pty Limited	Australia	90	%*
James R. Knowles Lawyers Pty Limited	Australia	90	%*
Knowles Adjusters Ireland Limited	Eire	90	%*

Associated undertakings:

Knowles Video Services Limited	Scotland	50%

* Not directly owned by James R. Knowles (Holdings) PLC.

The above companies are principally involved in construction contracts consultancy and have all been included in the consolidation. The companies are all owned in the proportions stated either by James R. Knowles (Holdings) PLC or by James R. Knowles (Worldwide) Limited and James R Knowles Global Limited, both companies are registered in England and Wales which and are wholly owned subsidiaries of James R. Knowles (Holdings) PLC.

Of the above companies James R Knowles Limited, Knowles Project Services Limited, Knowles Management Limited, Consortium James R Knowles Limited, Knowles Capital Projects Limited, Knowles Legal Limited, Knowles Commercial Services Limited, Knowles Construction Technology Limited, Knowles Legal Services Limited, Knowles Platinum Limited, James R Knowles (NSW) Pty Limited and Knowles Video Services Limited did not trade during the year.

On 23 December 2005 the Group disposed of its 90% shareholding in Knowles Loss Adjusters Limited.

On 3 July 2006 the Group acquired 100% of the share capital of Knowles Lawyers Limited, a company registered in England and Wales.

James R. Knowles (Holdings) PLC

Notes

12 Debtors

2006
£ 000
Amounts falling due within one year

Trade debtors	6,280
Amounts recoverable on contracts	274
Other debtors	230
Deferred tax asset (Note 16)	816
Prepayments and accrued income	559
Corporation tax recoverable	13

8,172

James R. Knowles (Holdings) PLC

Notes

13 Creditors: amounts falling due within one year

2006
£ 000

Bank overdrafts	2,654
Obligations under finance leases and hire purchase contracts	140
Bank loans	289
Trade creditors	1,488
Corporation tax	326
Other taxes and social security	1,449
Other creditors	505
Accruals and deferred income	3,310
10,161

The bank loans and overdrafts are secured by fixed and floating charges on other assets of certain Group companies.

14 Creditors: amounts falling due after more than one year

2006
£ 000

Bank loans	265
Obligations under finance leases and hire purchase contracts	128

393

Bank loans are repayable as follows:
2006
£ 000

Within one year	289
Between one and two years	138
Between two and five years	127

Total outstanding	554

James R Knowles (Holdings) PLC

Notes

14 Creditors: amounts falling due after more than one year (continued)

Details of loans wholly repayable within 5 years:	2006
£ 000

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.39% *	10

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.69% *	2

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.69% *	10

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.09% *	17

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.35% *	36

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.8% *	41

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.8% *	23

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.8% *	18

Bank loan repayable by monthly instalments. Interest charged at a variable rate of 6.00%*	10

Bank loan repayable by bi-annual instalments. Interest charged at a variable rate of 5.56%*	100

Bank loan repayable by monthly instalments. Interest charged at a variable rate of 7%*	287
554

These loans are secured by fixed and floating charges on the relevant equipment being financed.

Obligations under finance leases and hire purchase contracts

2006
£ 000

Total outstanding	315
Interest attributable to future years	(47)

268

The maturity of obligations under finance leases and hire purchase contracts is as follows:

2006
£ 000

Within one year	140
In the second to fifth years	128

268

Obligations under finance leases and hire purchase contracts are secured by retention of title to the relevant equipment.

15 Provisions for liabilities and charges

Onerous
leases
£ 000

At 1 August 2005	177
Charged to the profit and loss for the year	470

At 31 July 2006	647

The onerous lease provision represents provision for vacant properties in the UK, the main provision £500,000 relates to 53 Bedford Square in London, the property is currently vacant and the Directors are currently negotiating to surrender the lease. The Directors consider that the amount will be settled in the next financial year.

16 Deferred Tax

The elements of deferred taxation are as follows:

2006
£ 000
Difference between accumulated depreciation and
amortisation and capital allowances	210
Other timing differences	75
Tax losses	531
Deferred tax asset (note 12)	816

James R Knowles (Holdings) PLC

Notes

17 Called up share capital

	2006	2006
	Number	£ 000
Authorised
26,000,000 ordinary shares of 5p each	26,000,000	1,300

Allotted, called up and fully paid
Ordinary shares of 5p each
At start of the year	19,921,853	996
Issue of shares	1,250,000	63
At end of the year	21,171,853	1,059

On 2 December 2005 the Group issued 305,800 new ordinary shares of 5p each to Mr Brian Quinn, Chief executive of the Group, at 30 pence per share in respect of a retention bonus.

In addition, on the same day, the Group issued a further 944,200 new ordinary shares to Mr Brian Quinn in exchange for the minority interests he held in the Group's North American subsidiaries as follows:

Both of the above transactions were calculated on an arms length basis with the shares being awarded at the prevailing market values.

	Holding in subsidiary	Number of shares issued	Price per share

Knowles Consultancy Services Inc	7.50%	542,235	28.8
1226545 Ontario Limited	Entitlement to 10%	314,635	30
J R Knowles (USA) LLC	10%	87,330	30

Goodwill arising as a result of the above transactions amounted to £307,000 which was capitalised and will be written off over 20 years

18 Reserves

	Share premium account	Merger reserve	Profit and loss account
	£ 000	£ 000	£ 000

At 1 August 2005	3,026	199	(63)
Foreign exchange	-	-	(66)
Retained loss for the year	-	-	(4,080)
Premium on share issue	307	-	-

At 31 July 2006	3,333	199	(4,209)

The cumulative total of goodwill written off against reserves in respect of acquisitions prior to 1 August 1998 when FRS 10: Goodwill and intangible assets was adopted amounts to £1,057,000 of which £1,019,000 was taken to the merger reserve and the remaining £38,000 was taken to the profit and loss reserve.

19 Commitments

(i) Capital commitments at the end of the financial year, for which no provision has been made, are as follows:

2006
£ 000

Contracted	-

(ii)  Annual commitments under non-cancellable operating leases are as follows:

	2006
	Land &
	Buildings	Other
	£ 000	£ 000
Operating leases which expire:
Within one year	14	4
In the second to fifth years inclusive	412	284
After five years	187	10

	613	298

20 Reconciliation of operating profit to net cash inflow from operating activities

2006
£ 000

Operating loss	(3,208)
Depreciation charge	571
Amortisation charge	33
Loss on disposal of fixed assets	12
Decrease in stocks	253
Decrease in debtors	1,542
Increase in creditors	30
Increase in provisions	470
Impairment of goodwill on acquisition of Knowles Lawyers Limited	721
Other non cash movements	91
Foreign exchange differences*	(77)

Net cash inflow from operating activities	438

*Adjustment arising from re-translation of opening balance sheet. This has not been done on a line-by-line basis, as it cannot be determined without unreasonable expense.

The cash effect of exceptional operating items is £1,025,000.

It is not practicable to divide cashflows into those arising from continuing and discontinued operations.

James R. Knowles (Holdings) PLC

Notes

21 Acquisitions

On 3rd July 2006 the Group acquired Knowles Lawyers Limited from Mr Brian Quinn, Chief Executive of the Group  for £50,000 paid by cash (see note 9).

In calculating the goodwill arising on acquisition, the fair value of net assets have been assessed and are not considered to be materially different to the book value at that time.

Fair
Value
£ 000

Fixed assets
Tangible	38

Current assets
Debtors	790
Cash at bank and in hand	110

Total assets	938

Creditors
Due within one year	(1,396)
Due after more than one year	(213)

Net liabilities	(671)

£ 000

Cash consideration	50
Net liabilities acquired	671

Goodwill arising on acquisition (note 9)	721

The net loss of Knowles Lawyers Limited in the year ended 31 July 2005 was £260,894 and in the period to 3rd July 2006 was £246,205:

Cash flows

The net outflow of cash arising from the acquisition of Knowles Lawyers Limited was as follows:-

£ 000
Cash consideration	(50)
Cash acquired	110
Overdraft acquired	(35)

Net inflow of cash	25

22 Analysis of cash flows for headings netted in the cash flow statement

Returns on investments and servicing of finance
2006
£ 000

Interest received	20
Interest paid	(328)
Interest element of finance leases	(53)
Minority dividends paid	(296)

(657)

Capital expenditure and financial investment
2006
£ 000

Purchase of tangible fixed assets	(422)

Aquisitions and disposals

Net cash inflow from sale of Knowles Loss Adjusters Limited (note 3)	675
Net cash inflow from purchase of Knowles Lawyers Limited (note 22)	25
Net cash outflows from closure of branch	(8)
Net cash outflow from purchase of minority in Knowles Consultancy Services Inc.	(91)
601

Financing
2006
£ 000

(Repayment)/inception of loans	(588)
Inception of new finance leases	281
Capital element of finance lease rental payments	(161)
(468)

James R. Knowles (Holdings) PLC

Notes

23 Reconciliation of net cash inflow to movement in net debt

2006
£ 000
Decrease in cash in the year	(789)
Cash inflow from increase in debt and lease financing	468
Loan acquired with subsidiary	(293)

(614)
Net debt at 31 July 2005	(1,299)

Net debt at 31 July 2006	(1,913)

24 Analysis of net debt

	At 31		Acquired with	Non cash	At 31
	July 2005	Cash flow	subsidiary	changes	July 2006
	£ 000	£ 000	£ 000	£ 000	£ 000

Cash at bank and in hand	1,761	(198)	-	-	1,563
Overdraft	(2,063)	(591)	-	-	(2,654)
	(302)	(789)	-	-	(1,091)

Debt due after one year	(416)	149	(213)	215	(265)
Debt due within one year	(433)	439	(80)	(215)	(289)
Finance leases	(148)	(120)	-	-	(268)

	(1,299)	(321)	(293)	-	(1,913)

25 Reconciliations of movement in shareholders' funds

2006
£ 000

Retained loss for the financial year	(4,080)
Foreign exchange movements	(66)
New share capital subscribed	370

Net movement in shareholders' funds	(3,776)

Opening shareholders' funds - equity	4,158

Closing shareholders' funds - equity	382

26  Financial Instruments and risk management

The Group finances its operations through a mixture of equity finance, retained profits, bank borrowings and various items such as trade debtors and trade creditors that arise directly from its operations. The Group's borrowings relate mainly to its working capital requirements. These borrowings take the form of bank overdraft facilities. The Group's short-term working capital requirements fluctuate significantly throughout the year because of seasonal factors, tax, bonus and dividend payments. In these circumstances the directors do not feel that it is appropriate to borrow at a fixed rate of interest. At the year-end, 88% of the Group's borrowings were at floating rates.

However, most fixed asset purchases are financed by fixed rate borrowings in the form of finance leases, hire purchase contracts and long-term loans. The term of the borrowings is matched to the length of the useful life of the assets. At the year end, 12% of the Group's borrowings were at fixed rates of interest.

It is, and has been throughout the period under review, the Group's policy that no trading in financial instruments shall be undertaken.

As permitted by FRS 13: Derivatives and other financial instruments: disclosures, short-term debtors and creditors have been excluded from the following analyses.

James R. Knowles (Holdings) PLC

Notes

26  Financial Instruments and risk management (continued)

Interest rate risk

The interest rate profile of the Group's financial liabilities as at 31 July 2006 was:

a)		Floating rate	Fixed rate
	Total	financial liabilities	financial liabilities
Currency	£ 000	£ 000	£ 000

Sterling	2,890	2,493	397
Hong Kong Dollar	25	10	15
Canadian Dollar	111	100	11
US Dollar	215	215	-
Malaysian Ringitts	2		2
Dirhams	233	233	-

	3,476	3,051	425

b)	Fixed rate financial liabilities
	Weighted average	Weighted average
	interest rate	period for which
Currency	%	rate is fixed

Sterling	8.25	2 years

The floating rate financial liabilities comprise bank overdraft and bank loan facilities that bear interest at rates based on clearing bank and finance house base rates.

There are no financial liabilities on which no interest is paid.

Borrowing facilities

The Group had undrawn committed borrowing facilities at 31 July 2006, in respect of which all conditions precedent had been met, as follows:
2006
£ 000

Expiring in one year or less	550

Liquidity risk

As regards liquidity, the Group's working capital borrowing facilities are reviewed by its lenders on an annual or semi-annual basis.

The Group has no financial assets other than short-term debtors and cash at bank.

Foreign currency risk

The Group's U.K. subsidiaries price their export sales in sterling and hence there is no foreign currency risk on these transactions.

The Group has overseas subsidiaries and branches in: Hong Kong, Singapore, Malaysia, Germany, Spain, Italy, Egypt, U.A.E., Canada, USA and Australia. The revenues and expenses are mainly denominated in local currencies. The Group's sterling balance sheet is exposed to potential foreign currency losses on translation of the net assets of these overseas subsidiaries. However, the Group's policy is to maximise dividend payments and cash repatriation from these subsidiaries and branches to the holding company. The Directors do not consider it would be appropriate to borrow in matching foreign currencies to hedge against these translation risks as, in many cases, the net assets of these overseas operations are small and in addition taking on additional borrowings would create an unnecessary interest rate risk.

Fair values

The carrying value of financial assets and liabilities approximate to their fair value.

27 Related party transactions

Until 2 December 2005, the Group's Chief Executive, Mr Brian Quinn, had a 10% holding in Knowles Consultancy Services Inc. Following the declaration of a dividend by this company during the year, £16,000 was due to Mr Quinn, of which £Nil remains unpaid at the Balance Sheet date.

In addition, during the year a number of shares in James R Knowles (Holdings) PLC were issued to Mr Brian Quinn in exchange for minority holdings, see note 17

On 3 July 2006 the group acquired the share capital of Knowles Lawyers limited from Mr Brian Quinn,  details are given in note 21

During the period from 1 August 2005 to aquisition the following transactions took place between Knowles Lawyers Limited and other Group companies

£ 000
Sales to Knowles Lawyers Limited	152
Purchases from Knowles Lawyers Limited	220

28 Ultimate parent undertaking and related party

On 31 August 2006 an offer from Hill SA, a company incorporated in Luxembourg, to purchase the whole of the company's share capital became unconditional. Any shareholdings where the offer to purchase had not been accepted were to be acquired under the provisions of Section 429 of the Companies Act 1985.

The ultimate parent undertaking is Hill International Inc, a company incorporated in the United States of America. Since acquisition Hill International Inc is the Group's ultimate controlling party, prior to 31 August 2006, the Group was controlled by J R Knowles, a director.

Notes

29 Reconciliation to accounting principles generally accepted in the United States

The principal differences between UK GAAP and US GAAP for the consolidated financial statements of James R. Knowles (Holdings) PLC can be summarised as follows:

2006
£ 000

Stockholders equity per UK GAAP	502

Adjustment to goodwill (Note A)	(193)
Amortisation on reinstated goodwill (Note A)	(48)
Recognition of intangible assets on business combinations (Note A)	1,399
Amortisation of intangibles (Note A)	(1,024)
Deferred tax liabilities on business combinations (Note A)	(47)
Adjustment in respect of leases (Note C)	(35)
Taxation effect of all adjustments (Note D)	(10)

Stockholders equity per US GAAP	544

Under US GAAP the effect on the profit and loss account would be as follows:

2006
£ 000
Loss on ordinary activities before minority interests
and dividends under UK GAAP	(3,995)
Adjustment in respect of amortisation change in the year	(31)
Adjustment in respect of Perform 21	173
Adjustment in respect of intangibles	(66)
Taxation effect of all adjustments	(5)

Net loss under US GAAP	(3,924)

As a consequence of these restatements the loss per share would decrease by 0.3 pence.

Under US GAAP, the cash flow statement would be presented as follows:

2006
£ 000

Cash flow from operating activities	157
Cash flow from investing	(170)
Cash flow from financing	(305)

(318)

The Statement of Goup cash flow is prepared in accordance with UK FRS No 1 (Revised 1996) - Cash Flow Statements, the objective of which is similar to that set out in the US Standard SFAS No. 95 - Statements of Cash Flows. The two statements differ, however, in their definitions of cash and their presentation of the main constituents of the cash flow

The definition of cash in the UK standard is limited to cash plus depostits les overdrafts/borrowings repayable on demand without penalty. In the US, the definition in SFAS No. 95 excludes overdrafts but is widened to include cash equivalents comprising short-term highly liquid investments that are both readily convertible to known amounts of cash and so near their maturities that they present insignificant risk of changes in value.

a) Intangible assets and goodwill

In the consolidated financial statements, goodwill arising on acquisitions made prior to January 1998 accounted for under the purchase method, has been eliminated against shareholders’ equity, in accordance with UK GAAP. Under the requirements of UK Financial Reporting Standard 10 ‘Goodwill and intangible assets’, goodwill on acquisitions made after 1 January 1998 is capitalised and amortised over its estimated useful life, which is generally presumed not to exceed 20 years. UK GAAP requires that on subsequent disposal or termination of a previously acquired business, any goodwill previously taken directly to shareholders equity is charged in the income statement against the profit or loss on disposal or termination.

James R. Knowles (Holdings) PLC

Notes

29 Reconciliation to accounting principles generally accepted in the United States (continued)

The Company’s consolidated financial statements included in this annual report have been prepared in accordance with UK GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States ("US GAAP"). The principal differences between UK GAAP and US GAAP are presented below together with explanations that affect total shareholders’ equity and net income as at and for the year ended 31 July 2006.

This US GAAP information provides a reconciliation between earnings available for shareholders under UK GAAP and net income under US GAAP and between shareholders’ funds under UK GAAP and shareholders’ equity under US GAAP respectively.

Under US GAAP, SFAS 142 ‘Goodwill and other intangible assets’ is applicable for accounting periods starting after 15 December 2001. This states that goodwill should be held on the balance sheet, it should not be amortised, but considered for impairment on an annual basis. Prior to this date, goodwill was amortised. For the purposes of US GAAP, the Group adopted Financial Accounting Standard 142 ‘Goodwill and other intangible assets’ in the year end 31 July 2003 and from this date, goodwill which arise would not be amortised but reviewed for impairment.

Under US GAAP, separately identified intangible assets arising on acquisitions, would be capitalised and amortised over their useful economic lives. Under UK GAAP, these assets are included in goodwill.

Impairment of goodwill: Under UK GAAP, goodwill is reviewed for potential impairment where there is an indicator that impairment may have occurred. The impairment is measured by comparing the carrying value of goodwill for each income-generating unit (IGU) with the higher of the net realisable value and value in use. Under US GAAP, goodwill impairment reviews are also conducted when an indicator of impairment exists, in addition to an annual impairment test required by FAS142. The impairment is measured by comparing the carrying value of each reporting unit with its fair value. Where the carrying value, including any separately identifiable intangible assets, is greater than the fair value, the impairment loss is based on the excess of the carrying value of goodwill over the implied fair value of the goodwill. Where reporting units identified under US GAAP differ from IGUs identified under UK GAAP, a reconciling item may arise.

As as result of the above a difference has arisen whereby goodwill which arose on acquisition has been reinstated to its original value and subsequently an element of this has been reclassified as an intangible asset. This intangible asset will be amortised over a period of 8 years from the date of acquisition with an anual impairment review.

b) ‘Work in Progress’ Perform 21

During the year, the Group capitalised time costs in creating a Partnering Contract and Toolkit and related website. The Group recognised these costs as an asset, as it was perceive the Group would derive some benefit from these costs. The costs were capitalised and included within work in progress under UK GAAP.

Under US GAAP, guidance on the recognition of intangibles is provided in EITF 00-2 ‘Accounting for website development costs’ and SFAS142 ‘Goodwill and intangible assets’.

The US Standards include stricter criteria in respect of the treatment of costs and provides condition as to whether costs should be capitalised or expensed. Following a review of this criteria, differences were noted between those amounts which would be capitalised under UK and US GAAP as to those values which should and should not be capitalised. As such a difference between UK and US GAAP results.

c) Leases

The Group has several operating leases which have incentives attached in the form of rent free periods.

Under UK GAAP the operating lease charges have been recognised when incurred, and the benefits of these rent free periods have been recognised in the periods in which the cash flow benefit was received.

Under US GAAP (SFAS 13 ‘Accounting for Leases’) operating lease charges are recognised on a straight line basis over the lease term, the rent free period should be spread over the same lease term

As a result of this, a difference results.

The GAAP difference is UKGAAP spread to break clause USGAAP over the whole lease.
.
d) Deferred tax

Following the implementation in the UK of FRS19 ‘Deferred tax’, both US GAAP and UK GAAP now provide for deferred taxation on a full liability basis. The Group provides for deferred taxation in respect of timing differences, subject to certain exceptions between the recognition of gains and losses in the financial statements and for tax purposes. Timing differences are recognised, include accelerated capital allowances, unrelieved tax losses and short term timing differences.

Under US GAAP, deferred taxation would be computed on all differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years.

US GAAP requires provision for revaluation gains, fair value adjustments similar to revaluations arising on the acquisition of a business, latent rolled over gains and the retained earnings of foreign subsidiaries that are not permanently reinvested. These are not normally provided for under UK GAAP.

Deferred taxation assets under UK GAAP and US GAAP are recognised only to the extent that it is more likely than not that they will be realised.

e) Dividends

Under US GAAP final ordinary dividends are provided for in the year in respect of which they are proposed by the Board or approved by the shareholders. Under US GAAP, dividends would not be provided for until the year in which they are declared.

Independent Auditors' Report
To the Board of Directors and Shareholders of James R. Knowles (Holdings) PLC

We have audited the accompanying consolidated balance sheets of James R. Knowles (Holdings) PLC ("the Company") as of 31 July 2005 and 2004, and the related consolidated profit and loss accounts, statements of total recognised gains and losses and consolidated cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 31 July 2005 and 2004, and of the results of its operations and its cash flows for the two years then ended in accordance with UK Generally Accepted Accounting Practice (GAAP).

These consolidated statements have been restated from the previously published UK statutory financial statements as described in Note 28.

UK GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the consolidated financial statements.

KPMG Audit plc

Leeds
United Kingdom
17-Nov-06

James R. Knowles (Holdings) PLC

Consolidated profit and loss accounts

for the year ended 31 July 2005

		2005	2004
		Restated	Restated
		(Note 28 )	(Note 28 )
	Note	£ 000	£ 000

Turnover	2	30,224	31,256
Change in work in progress		(74)	28
Other external charges		(3,349)	(4,251)
Staff costs	5	(17,913)	(18,016)
Depreciation and amortisation		(690)	(537)
Other operating charges	3	(7,977)	(7,886)

Operating profit		221	594

Other interest receivable and similar income		8	50

Interest payable and similar charges	6	(247)	(187)

(Loss)/profit on ordinary activities before taxation	3 - 6	(18)	457

Tax on profit on ordinary activities	7	4	(176)

(Loss)/profit on ordinary activities after taxation		(14)	281

Minority interests (equity)		(288)	(226)

(Loss)/profit for the financial year		(302)	55

Dividends (equity)		-	(159)

Retained loss for the financial year	19	(302)	(104)

Basic (loss)/earnings per share (pence)	8	(1.5)	0.3

Diluted (loss)/earnings per share	8	(1.5)	0.3

A note on historical cost profits has not been prepared as the historical cost profit and losses are the same as detailed in the above profit and loss account.

James R. Knowles (Holdings) PLC

Consolidated statements of total recognised gains and losses for the year ended 31 July 2005

	2005	2004
	Restated	Restated
	(Note 28)	(Note 28)
	£ 000	£ 000

(Loss)/profit for the financial year	(302)	55
Currency translation differences on foreign investments	147	(342)

Total recognised losses relating to the financial year	(155)	(287)

James R. Knowles (Holdings) PLC

Consolidated balance sheets

at 31 July 2005

		2005		2004
		Restated		Restated
		(Note 28)		(Note 28)
	Note	£ 000	£ 000	£ 000	£ 000

Fixed assets
Intangible assets	9		450		476
Tangible assets	10		1,292		1,374
Investments	11		2		2
			1,744		1,852

Current assets
Stocks	12	903		977
Debtors	13	9,085		8,751
Cash at bank and in hand		1,761		2,056
		11,749		11,784

Creditors - Amounts falling due within one year	14	(8,378)		(8,282)

Net current assets			3,371		3,502

Total assets less current liabilities			5,115		5,354

Creditors - Amounts falling due after more than one year	15		(476)		(783)
Provisions for liabilities and charges	16		(177)		(30)

Net assets			4,462		4,541

Capital and Reserves
Called up share capital	18		996		996
Share premium account	19		3,026		3,026
Merger reserve	19		199		199
Profit and loss account	19		(63)		92

Shareholders' funds	25		4,158		4,313

Minority interests (equity)			304		228

			4,462		4,541

James R. Knowles (Holdings) PLC

Consolidated cash flow statements

for the year ended 31 July 2005

		2005	2004
	Note	£ 000	£ 000

Net cash inflow from operating activities	21	1,330	973

Return on investments and servicing of finance	22	(381)	(447)

Taxation		(223)	(203)

Capital expenditure and financial investment	22	(582)	(403)

Equity dividends paid		-	(577)

Net cash inflow/(outflow) before financing		144	(657)

Financing	22	(343)	13

Decrease in cash in the year	23,24	(199)	(644)

James R. Knowles (Holdings) PLC

Notes
(forming part of the financial statements)

1 Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group's financial statements except as noted below.

Basis of preparation

These nonstatutory consolidated financial statements have been prepared in accordance with UK applicable accounting standards and under the UK historical cost accounting rules. They have been prepared for the purposes of US regulatory filing and have been restated from the previously published UK statutory financial statements as described in Note 28.

Basis of consolidation

The Group accounts include the accounts of the Company and all its subsidiary undertakings made up to 31 July 2005. Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Goodwill
Purchased goodwill (both positive and negative) arising on consolidation in respect of acquisitions before 1 August 1998, when FRS 10: Goodwill and intangible assets was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs, any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

Purchased goodwill (representing the excess of the fair value of the consideration and associated costs given over the fair value of the separable net assets acquired) arising on consolidation in respect of acquisitions since 1 August 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life which is 20 years.

On the subsequent disposal of a business acquired since 1 January 1998, the profit or loss on disposal is calculated after charging/(crediting) the unamortised amount of any related goodwill.

Tangible fixed assets and depreciation

Depreciation is provided by the Group to write off the cost or valuation less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Leasehold buildings	-	Life of lease
Office equipment	-	10% - 33% per annum
Computer equipment	-	20% - 33% per annum
Motor vehicles	-	25% reducing balance
Technical publications	-	20% per annum

No depreciation is provided on freehold land.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

Leases

Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Stock: work in progress

Gross work in progress is stated at the lower of cost and net realisable value. Work in progress is defined as the employment cost of staff plus direct expenses and overheads related to staff time. Payments received on account of work in progress are shown as a deduction from gross work in progress. Payments received on account in excess of the carrying value of the relevant work in progress are included in creditors.

Long term work in progress

The amount of profit attributable to the stage of completion of a long term contract is recognised when the outcome of the contract can be foreseen with reasonable certainty. Turnover for such contracts is shown to the extent that the Group has obtained the right to consideration, which in most cases is recorded as cost appropriate to their stage of completion plus attributable profits, less amounts recognised in previous years. Provision is made for any losses as soon as they are foreseen. Long term work in progress is stated at cost, after deducting foreseeable losses and attributable payments received on account. Payments received on account in excess of applicable work in progress are included in creditors.

Turnover

Turnover represents the amounts (excluding value added tax) recorded as turnover in respect of long-term work in progress as described above and the amounts earned to date on other work to the extent that the Group has obtained the right to consideration.

Taxation
Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS19: Deferred taxation.

Cash

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

Going Concern

The Directors consider that recent losses sustained are one off in nature. Current trading has improved and profits are forecasted going forward. Opportunities for growth exist as a consequence of the aquisition by Hill which have strengthened the position. The Knowles Group is also under receipt of full financial support from the new parent company. For these reasons the Directors consider the going concern basis is appropriate for preparing the financial statements.

James R. Knowles (Holdings) PLC

Notes

2 Segmental analysis

The table below sets out turnover, operating profit/(loss) and net assets for each geographic area of operation by origin.

	2005			2004
		Operating	Net		Operating	Net
		Profit/(loss)	Assets		Profit/(loss)	Assets
	Turnover	Restated (Note 28)	Restated (Note 28)	Turnover	Restated (Note 28)	Restated (Note 28)

	£ 000	£ 000	£ 000	£ 000	£ 000	£ 000

United Kingdom	18,745	389	1,736	20,178	1,200	2,465
Overseas	11,479	541	2,726	11,078	(75)	2,076
Holding Company Costs	-	(216)	-	-	(531)	-
Exceptional operating charge	-	(493)	-	-	-	-

	30,224	221	4,462	31,256	594	4,541

 Turnover by geographical destination is significantly different from turnover by origin and is as follows:

	2005	2004
	£ 000	£ 000

United Kingdom	17,806	17,461
Overseas	12,418	13,795

	30,224	31,256

3 Profit on ordinary activities before taxation

	2005	2004
	£ 000	£ 000
Operating profit is stated after charging the following:

Auditors' remuneration including expenses:
Audit - Parent company (1)	32	36
Audit - Rest of group	69	83
	101	119

Hire of plant and machinery under operating leases	357	414
Amounts payable in respect of other operating leases	1,320	1,063
Depreciation and other amounts written off tangible fixed assets:
Owned	287	199
Leased	377	312
Amortisation of goodwill	26	26
Loss on foreign exchange	10	9

Exceptional items:

Severance payment to Mr M Charlton	150	-
Restructuring of Far East operations	93	-
Redundancy costs	80	-
Onerous lease provision	170	-
	493	-

The effect of the above exceptional items is to decrease the taxation charge by £148,000 (2004: £Nil)

(1) The Group's principle auditors, KPMG Audit Plc, received £5,000 in respect of taxation work in addition to the fees disclosed above.

James R. Knowles (Holdings) PLC

Notes

4 Remuneration of directors

	2005	2004
	£ 000	£ 000
Directors' emoluments:
As directors	680	576
Other emoluments	38	91

	718	667

The remuneration of individual directors during the year was as follows:

		Year Ended 31 July 2005			Year Ended 31 July 2004
		Salary	Other		Salary	Other
		and Fees	Benefits	Total	and Fees	Benefits	Total
		£'000	£'000	£'000	£'000	£'000	£'000
Executive Directors

J. Roger Knowles	1	185	1	186	183	1	184
Michael Charlton	2	195	10	205	183	75	258
Brian Quinn		185	17	202	183	15	198
Charlotte Parsons		83	10	93	-	-	-
		648	38	686	549	91	640

Non-Executive Directors

Sir Michael Latham		-	-	-	3	-	3
John Lee		16	-	16	16	-	16
Peter Bates		16	-	16	8	-	8
		32	-	32	27	-	27

		680	38	718	576	91	667

[1]	A total of £185,400 (2004 - £183,150) in respect of the fees of J. Roger Knowles has been paid to Wynton Services Limited, a company incorporated in the Republic of Cyprus.

[2]	A total of £150,000 in respect of the salary for M.C. Charlton was paid as payment in lieu of notice.

5 Staff numbers and costs

The average number of persons employed by the Group (including directors) during the year, analysed by category, was as follows:

	Number of employees
	2005	2004

Fee earning staff	210	234
Administrative staff	144	132

	354	366

The aggregate payroll costs of these persons were as follows:

	2005	2004
	Restated	Restated
	(Note 28)	(Note 28)
	£ 000	£ 000

Wages and salaries	16,085	16,287
Social security costs	1,411	1,405
Health insurance scheme	259	250
Staff accommodation	158	74

	17,913	18,016

6 Interest payable and similar charges

	2005	2004
	£ 000	£ 000

On bank loans and overdrafts	171	156
Finance charges payable in respect of finance leases and hire purchase contracts	76	31

	247	187

7 Taxation

(a) Analysis of charge in period

	2005		2004
	Restated		Restated
	(Note 28)		(Note 28)
	£ 000	£ 000	£ 000	£ 000

Current tax
UK corporation tax on profits in the period	-		46
Adjustments in respect of prior periods	66		(27)

		66		19
Foreign tax		203		192

Total current tax (note 7 (b))		269		211

Deferred tax
Origination and reversal of timing differences		(273)		(35)

Tax on profit on ordinary activities		(4)		176

James R. Knowles (Holdings) PLC

Notes

7 Taxation (continued)

(b) Factors affecting the tax charge for the current period

The effective rate of tax of 34% (2004: 38%) is higher than the standard UK rate of corporation tax of 30% (2004: 30%) principally due to the net effects of unrelieved overseas tax losses and differences in foreign tax rates.

The differences are explained below.

	2005	2004
	Restated	Restated
	(Note 28)	(Note 28)
	£ 000	£ 000

(Loss)/Profit on ordinary activities before tax	(18)	457

Profit on ordinary activities multiplied by the standard rate of
corporation tax in the UK of 30% (2004: 30%)	(6)	137

Effects of:
Expenses not deductible for tax purposes	(24)	28
Depreciation for period in excess of capital allowances	43	23
Unrelieved UK tax losses	71	-
Unrelieved overseas tax losses	74	79
Lower tax rates on small UK company earnings	(1)	(3)
Other tax rates on overseas earnings	28	(50)
Adjustment to tax charge in respect of prior periods	66	(27)
Other tax adjustments	18	24

Current tax charge for the period (note 7 (a))	269	211

(c) Factors that may affect future tax charges

The Group envisages utilising its tax losses in the near future which will then mean the effective tax rate will be closer to 30%.

8 Earnings per share

	2005		2004
	Restated		Restated
	(Note 28)		(Note 28)
	£ 000		£ 000

(Loss)/profit for the financial year	(302)		55

Weighted average number of shares	19,921,853		19,921,853
Diluted effect of options	-		-
Diluted weighted average number of shares	19,921,853		19,921,853

Basic (loss)/earnings per share	(1.5p	)	0.3p

Diluted (loss)/earnings per share	(1.5p	)	0.3p

The share options which currently exist are not considered to be dilutive.

James R. Knowles (Holdings) PLC

Notes

9 Intangible fixed assets

Goodwill
£ 000
Cost
At 1 August 2004	524
Additions	-
At 31 July 2005	524

Amortisation
At 1 August 2004	48
Charge for the year	26
At 31 July 2005	74

Net book value
At 31 July 2005	450
At 31 July 2004	476

10 Tangible fixed assets

		Office and
	Land and	computer	Motor
	buildings	equipment	vehicles	Total
	£ 000	£ 000	£ 000	£ 000
Cost or valuation
At start of the year	49	5,267	229	5,545
Additions	-	582	-	582
Disposals	-	(52)	(68)	(120)
Foreign exchange	-	52	6	58

At end of the year	49	5,849	167	6,065

Depreciation
At start of the year	29	3,936	206	4,171
Charge for the year	2	654	8	664
Disposals	-	(42)	(64)	(106)
Foreign exchange	-	38	6	44

At end of the year	31	4,586	156	4,773

Net book value
At 31 July 2005	18	1,263	11	1,292

At 31 July 2004	20	1,331	23	1,374

a)
The above net book value includes an amount of £573,000 (2004 : £941,000) in respect of assets held under finance leases and similar hire purchase contracts. The total depreciation on such assets during the year amounts to £377,000 (2004: £312,000).

b)	Contained within land and buildings are short leaseholds as follows:

	2005	2004
	£ 000	£ 000

Cost	49	49
Depreciation	(31)	(29)

Net book value	18	20

James R. Knowles (Holdings) PLC

Notes

11 Fixed asset investments

£ 000
Listed investments
Cost at beginning and end of the year	2

The current market value of the listed investments is not considered by the directors to be materially different to the book value.

The companies in which the Group's interest at 31 July 2005 is more than 10% are as follows:

Subsidiary undertakings:	Country of registration or incorporation	Percentage of ordinary shares held

Knowles Limited	England and Wales	100%
James R. Knowles Limited	England and Wales	100%
James R. Knowles (Europe) Limited	England and Wales	100%
Knowles Project Services Limited	England and Wales	100%
Knowles Loss Adjusters Limited	England and Wales	90%
Knowles Management Limited	England and Wales	75%
Knowles Law Limited	England and Wales	75%
James R. Knowles (Worldwide) Limited	England and Wales	100%
James R Knowles Global Limited	England and Wales	100%
Consortium James R. Knowles Limited	England and Wales	75%	*
Knowles Capital Projects Limited	England and Wales	75%
Knowles Legal Limited	England and Wales	100%
Knowles Commercial Services Limited	England and Wales	85%
Knowles Construction Technology Limited	England and Wales	85%
Knowles Legal Services Limited	England and Wales	100%
Knowles Platinum Limited	England and Wales	100%
James R. Knowles (Deutschland) GmbH	Germany	100%	*
James R. Knowles (Espana) SL	Spain	100%	*
James R. Knowles (Overseas) Limited	Cyprus	100%	*
James R Knowles (Singapore) Pte Limited	Singapore	90%	*
James R. Knowles (Hong Kong) Limited	Hong Kong	100%	*
James R. Knowles (Middle East) Limited	Cyprus	75%	*
James R. Knowles (M) Sdn Bhd	Malaysia	100%	*
Knowles Surveying Services Limited	Hong Kong	90%	*
James R. Knowles (Thailand) Ltd	Thailand	100%	*
James R. Knowles (B) Sdn Bhd	Brunei	100%	*
Knowles Consultancy Services Inc.	Canada	60%	*
Knowles North America Holdings Inc.	Canada	100%	*
1226545 Ontario Limited	Canada	65%	*
Baker, Bertrand, Chasse & Goguen Claim Services Limited	Canada	65%	*
James R. Knowles (Egypt) Limited	Egypt	75%	*
J R Knowles (USA) LLC	USA	60%	*
James R. Knowles (Australian Holdings) Pty Limited	Australia	90%	*
James R. Knowles (Australia) Pty Limited	Australia	90%	*
James R. Knowles (NSW) Pty Limited	Australia	90%	*
James R. Knowles Lawyers Pty Limited	Australia	90%	*
Knowles Adjusters Ireland Limited	Eire	90%	*

Associated undertakings:

Knowles Video Services Limited	Scotland	50%	*

* Not directly owned by James R. Knowles (Holdings) PLC.

The above companies are principally involved in construction contracts consultancy and have all been included in the consolidation. The companies are all owned in the proportions stated either by James R. Knowles (Holdings) PLC or by James R. Knowles (Worldwide) Limited, a company registered in England and Wales which is itself a wholly owned subsidiary of James R. Knowles (Holdings) PLC.

Of the above companies, Knowles Legal Limited, Knowles Legal Services Limited, Knowles Platinum Limited, Knowles Project Services Limited, Consortium James R. Knowles Limited, James R. Knowles (NSW) Pty Limited and Knowles Video Services Limited did not trade during the year.

James R. Knowles (Holdings) PLC

Notes

12 Stocks

	2005	2004
	£ 000	£ 000

Work in progress	849	931
Books held for re-sale	54	46

	903	977

13 Debtors

	2005 Restated (Note 28)	2004 Restated (Note 28)
	£ 000	£ 000
Amounts falling due within one year

Trade debtors	7,326	6,838
Other debtors	424	682
Deferred tax asset (note 17)	534	261
Prepayments and accrued income	801	970

	9,085	8,751

14 Creditors: amounts falling due within one year

	2005 Restated Note 28	2004 Restated Note 28
	£ 000	£ 000
Bank overdrafts	2,063	2,159
Obligations under finance leases and hire purchase contracts	88	77
Bank loans	433	480
Trade creditors	1,625	1,725
Other creditors including taxation and social security:
Corporation tax	17	(31)
Other taxes and social security	1,789	1,382
Other creditors	319	443
Accruals and deferred income	1,966	2,006
Proposed dividend:
Minority interests	78	41

	8,378	8,282

The bank loans and overdrafts are secured by a floating charge on other assets of certain Group companies.

15 Creditors: amounts falling due after more than one year

	2005	2004
	£ 000	£ 000

Other loans	416	673
Obligations under finance leases and hire purchase contracts	60	110

	476	783

Bank loans are repayable as follows:
	2005	2004
	£ 000	£ 000

Within one year	433	480
Between one and two years	334	371
Between two and five years	82	302

Total outstanding	849	1,153

James R Knowles (Holdings) PLC

Notes

15 Creditors: amounts falling due after more than one year (continued)

	2005	2004
Details of loans wholly repayable within 5 years:	£ 000	£ 000

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.53%. *	-	8

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.39% *	58	138

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.91% *	2	17

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.93% *	8	42

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.21% *	6	21

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.21% *	4	13

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.69% *	8	15

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 6.69% *	39	78

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 13.18% *	14	27

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.63% *	20	35

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.09% *	40	63

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.35% *	73	105

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.8% *	72	-

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.8% *	38	-

Bank loan repayable by monthly instalments. Interest charged at fixed rate of 7.8% *	29	-

Bank loan repayable by monthly instalments. Interest charged at a variable rate of 6.00%*	83	152

Bank loan repayable by bi-annual instalments. Interest charged at a variable rate of 5.56%*	163	202

Bank loan repayable by monthly instalments. Interest charged at a variable rate of 5.75%*	192	237

	849	1,153

~~*~~ These loans are secured by fixed charges on the relevant equipment being financed.

Obligations under finance leases and hire purchase contracts

	2005	2004
	£ 000	£ 000

Total outstanding	177	311
Interest attributable to future years	(29)	(124)

	148	187

The maturity of obligations under finance leases and hire purchase contracts is as follows:
	2005	2004
	£ 000	£ 000

Within one year	88	77
In the second to fifth years	60	110

	148	187

Obligations under finance leases and hire purchase contracts are secured by retention of title to the relevant equipment.

16 Provisions for liabilities and charges

Onerous leases
£ 000

At beginning of the year	(30)
Charged to the profit and loss for the year	(147)

At end of the year	(177)

James R Knowles (Holdings) PLC

Notes

17 Deferred Tax

The elements of deferred taxation are as follows:

	2005 Restated (Note 28)	2004 Restated (Note 28)
	£ 000	£ 000
Difference between accumulated depreciation and
amortisation and capital allowances	184	76
Other timing differences	57	39
Tax losses	293	146

Deferred tax asset (note 13)	534	261

James R Knowles (Holdings) PLC

Notes

18 Called up share capital

	2005	2004
	£ 000	£ 000
Authorised
26,000,000 ordinary shares of 5p each	1,300	1,300

Allotted, called up and fully paid
19,921,853 ordinary shares of 5p each (2004 : 19,921,853 ordinary shares)	996	996

19 Reserves

	Share premium account	Merger reserve	Profit and loss account Restated (Note 28)
Group	£ 000	£ 000	£ 000

At beginning of the year	3,026	199	92
Foreign exchange	-	-	147
Retained loss for the year	-	-	(302)

At end of the year	3,026	199	(63)

The cumulative total of goodwill written off against reserves in respect of acquisitions prior to 1 August 1998 when FRS 10: Goodwill and intangible assets was adopted amounts to £1,057,000 (2004: £1,057,000) of which £1,019,000 was taken to the merger reserve and the remaining £38,000 was taken to the profit and loss reserve.

20 Commitments

(i) Capital commitments at the end of the financial year, for which no provision has been made, are as follows:

	2005	2004
	£000	£000

Contracted	-	194

(ii) Annual commitments under non-cancellable operating leases are as follows:

	2005		2004
	Land &		Land &
	Buildings	Other	Buildings	Other
	£ 000	£ 000	£ 000	£ 000
Operating leases which expire:
Within one year	11	-	32	-
In the second to fifth years inclusive	361	325	127	327
Over five years	223	-	517	-

	595	325	676	327

James R Knowles (Holdings) PLC

Notes

21 Reconciliation of operating profit to net cash inflow from operating activities

	2005	2004
	Restated (Note 28)	Restated (Note 28)
		Note 28
	£ 000	£ 000

Operating profit	221	594
Depreciation charge	664	511
Amortisation charge	26	26
Loss on disposal of fixed assets	14	-
Decrease/(increase) in stocks	74	(28)
Increase in debtors	(52)	(49)
Increase in creditors	75	307
Increase/(decrease) in provisions	147	(79)
Foreign exchange differences*	161	(309)

Net cash inflow from operating activities	1,330	973

The cash effect of exceptional operating items is £206,000 (2004: £Nil).

22 Analysis of cash flows for headings netted in the cash flow statement

Returns on investments and servicing of finance

	2005	2004
	£ 000	£ 000
Interest received	-	50
Interest paid	(118)	(157)
Interest element of finance leases	(62)	(31)
Minority dividends paid	(201)	(309)

	(381)	(447)

Capital expenditure and financial investment
	2005	2004
	£ 000	£ 000

Purchase of tangible fixed assets	(582)	(431)
Sale of tangible fixed assets	-	28

	(582)	(403)

Financing
	2005	2004
	£ 000	£ 000
(Repayment)/inception of loans	(304)	155
Capital element of finance lease rental payments	(39)	(142)

	(343)	13

23 Reconciliation of net cash inflow to movement in net debt

	2005	2004
	£ 000	£ 000
Decrease in cash in the year	(199)	(644)
Cash inflow/(outflow) from increase/(decrease) in debt and lease financing	343	(13)

	144	(657)
Net debt at 31 July 2004	(1,443)	(786)

Net debt at 31 July 2005	(1,299)	(1,443)

24 Analysis of net debt

	At 31		Non cash	At 31
	July 2004	Cash flow	changes	July 2005
	£ 000	£ 000	£ 000	£ 000
Cash at bank and in hand	2,056	(295)	-	1,761
Overdraft	(2,159)	96	-	(2,063)
	(103)	(199)	-	(302)

Debt due after one year	(673)	(112)	369	(416)
Debt due within one year	(480)	416	(369)	(433)
Finance leases	(187)	39	-	(148)

	(1,443)	144	-	(1,299)

James R. Knowles (Holdings) PLC

Notes

25 Reconciliations of movement in shareholders' funds

	2005	2004
	Restated	Restated
	(Note 28)	(Note 28)
	£ 000	£ 000

(Loss)/profit for the financial year	(302)	55
Dividends	-	(159)
Retained loss for the financial year	(302)	(104)
Foreign exchange movements	147	(342)
Net movement in shareholders' funds	(155)	(446)

Opening shareholders' funds - equity	4,313	4,759

Closing shareholders' funds - equity	4,158	4,313

26 Financial Instruments and risk management

The Group finances its operations through a mixture of equity finance, retained profits, bank borrowings and various items such as trade debtors and trade creditors that arise directly from its operations. The Group's borrowings relate mainly to its working capital requirements. These borrowings take the form of bank overdraft facilities. The Group's short-term working capital requirements fluctuate significantly throughout the year because of seasonal factors, tax, bonus and dividend payments. In these circumstances the directors do not feel that it is appropriate to borrow at a fixed rate of interest. At the year-end, 82% (2004: 79%) of the Group's borrowings were at floating rates.

However, most fixed asset purchases are financed by fixed rate borrowings in the form of finance leases, hire purchase contracts and long-term loans. Off-balance sheet fixed assets are financed by fixed rate operating leases. The term of the borrowings is matched to the length of the useful life of the assets. At the year end, 18% (2004: 21%) of the Group's borrowings were at fixed rates of interest.

It is, and has been throughout the period under review, the Group's policy that no trading in financial instruments shall be undertaken.

As permitted by FRS 13: Derivatives and other financial instruments: disclosures, short-term debtors and creditors have been excluded from the following analyses.

The interest rate profile of the Group's financial liabilities as at 31 July 2005 was:

a)

		Floating rate	Fixed rate
	Total	financial liabilities	financial liabilities
Currency	£ 000	£ 000	£ 000

Sterling	2,310	1,751	559
Hong Kong Dollar	83	83	-
Canadian Dollar	192	192	-
US Dollar	212	212	-
Dirhams	263	263	-

	3,060	2,501	559

b)

	Fixed rate financial liabilities
Currency	Weighted average interest rate %	Weighted average period for which rate is fixed

Sterling	7.58	2 years

The floating rate financial liabilities comprise bank overdraft and bank loan facilities that bear interest at rates based on clearing bank and finance house base rates.

There are no financial liabilities on which no interest is paid.

Liquidity risk

As regards liquidity, the Group's working capital borrowing facilities are reviewed by its lenders on an annual or semi-annual basis.

The Group has no financial assets other than short-term debtors and cash at bank.

James R. Knowles (Holdings) PLC

Notes

26 Financial Instruments and risk management (continued)

Foreign currency risk

The Group's U.K. subsidiaries price their export sales in sterling and hence there is no foreign currency risk on these transactions.

The Group has overseas subsidiaries and branches in: Hong Kong, Singapore, Malaysia, Germany, France, Spain, Italy, Egypt, U.A.E., Canada, USA and Australia. The revenues and expenses are mainly denominated in local currencies. The Group's sterling balance sheet is exposed to potential foreign currency losses on translation of the net assets of these overseas subsidiaries. However, the Group's policy is to maximise dividend payments and cash repatriation from these subsidiaries and branches to the holding company. The Directors do not consider it would be appropriate to borrow in matching foreign currencies to hedge against these translation risks as, in many cases, the net assets of these overseas operations are small and in addition taking on additional borrowings would create an unnecessary interest rate risk.

Fair values

The carrying value of financial assets and liabilities approximate to their fair value.

27 Related party transactions

The Group's Chief Executive, Mr Brian Quinn, has a 10% holding in Knowles Consultancy Services Inc. Following the declaration of a dividend by this company during the year, £14,000 (2004: £28,000) was due to Mr Quinn, of which £Nil (2004: £10,000) remains unpaid at the Balance Sheet date.

28  Post balance sheet events and restatement

During the course of 2006 it was identified that the Group had begun to make employment gratuities payments to employees working in the U.A.E. These amounts had been accruing over a number of years but had not previously been recognised in the historical financial statements of the Group. Accordingly these US GAAS financial statements have been restated to reflect these liabilities as follows:

	Gross	Tax	Net
	£ 000	£ 000	£ 000
Effect on net income and retained earnings
For the year ended 31 July 2003 and earlier (being the effect on reserves at 1 August 2003)	101	30	71
Charged in the year ending 31 July 2004	29	9	20
Amount provided as at 31 July 2004	130	39	91
Charged in the year ending 31 July 2005	59	18	41

Cumulative effect on retained earnings and amount provided as at 31 July 2005	189	57	132

The charge to income was made through the Staff Costs line item in the profit and loss account and the year end provision is included in the Accrual and Deferred Income line item. The deferred tax asset has been recognised on the amounts provided.  This has reduced the basic and diluted EPS by 0.1 pence in both years.

As at 31 July 2005 a number of claims were outstanding where the likelihood of settlement was remote and any potential settlement could not be estimated with reasonable certainty. However a number of these have progress during 2006 to such an extent that management have booked a provision of £250,000 in the year ended 31 July 2006. These financial statements have not been restated for this amount.

On 31 August 2006 an offer from Hill S.A., a company incorporated in Luxembourg, to purchase the whole of the company's share capital became unconditional. Any shareholdings where the offer to purchase had not been accepted were to be acquired under the provisions of Section 429 of the Company's Act 1985.

The ultimate parent undertaking is Hill International Inc., a company incorporated in the United States of America. Since acquisition Hill International Inc is the Group's ultimate controlling party, prior to 31 August 2006 and throughout the years ended 31 July 2005 and 2006, the Group was controlled by J R Knowles, a director.

29 Reconciliation to accounting principles generally accepted in the United States

The Company’s consolidated financial statements included in this annual report have been prepared in accordance with UK GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States ("US GAAP"). The principal differences between UK GAAP and US GAAP are presented below together with explanations that affect total shareholders’ equity and net income as at and for the 2 years ended 31 July 2005.

This US GAAP information provides a reconciliation between earnings available for shareholders under UK GAAP and net income under US GAAP and between shareholders’ funds under UK GAAP and shareholders’ equity under US GAAP respectively.

The principle differences between UK GAAP and US GAAP for the consolidated financial statements of James R. Knowles (Holdings) PLC can be summarised as follows:

	2005	2004
	£ 000	£ 000
Stockholders equity per UK GAAP	4,462	4,541
Adjustments to goodwill (Note A)	(221)	(247)
Amortisation on reinstated goodwill (Note A)	(48)	(48)
Recogintion of intangible assets on business combinations (Note A)	1,399	1,399
Amortisation of intangibles (Note A)	(900)	(746)
Deferred tax liabilities on business combinations (Note A)	(47)	(47)
Adjustment in respect of development costs (Note B)	(173)	(212)
Adjustment in respect of leases (Note C)	(35)	(43)
Minority interest dividend unpaid at balance sheet date (Note E)	78	41
Taxation effect of all adjustments (Note D)	(5)	20

Stockholders equity per US GAAP	4,510	4,658

James R. Knowles (Holdings) PLC

Notes

29 Reconsiliation to accounting principles generally accepted in the United States (continued)

Under US GAAP the effect on the profit and loss account would be as follows:

	2005	2004
	£ 000	£ 000

(Loss)/income on ordinary activities before minority interests	(14)	281
Amortisation on reinstated goodwill (Note A)	26	26
Amortisation of intangibles (Note A)	(154)	(168)
Adjustment in respect of development costs (Note B)	39	(212)
Adjustment in respect of leases (Note C)	8	(13)
Taxation effect of all adjustments (Note D)	(25)	52

Net income under US GAAP	(120)	(34)

As a consequence of their restatement the earnings per share would decrease by 0.5 pence in 2005 and 1.6 pence in 2004.

Under US GAAP the only effect on the cash flow would be within the note 'Reconciliation of operating profit to net cash inflow from operating activities':

Under US GAAP, the cash flow statement would be presented as follows:

	2005	2004
	£ 000	£ 000

Cash flow from operating activities	1,107	770
Cash flow from investing	(201)	(886)
Cash flow from financing	564	410

	1,470	294

The Statement of Goup cash flow is prepared in accordance with UK FRS No 1 (Revised 1996) - Cash Flow Statements, the objective of which is similar to that set out in the US Standard SFAS No. 95 - Statements of Cash Flows. The two statements differ, however, in their definitions of cash and their presentation of the main constituents of the cash flow

The definition of cash in the UK standard is limited to cash plus depostits less overdrafts/borrowings repayable on demand without penalty. In the US, the definition in SFAS No. 95 excludes overdrafts but is widened to include cash equivalents comprising short-term highly liquid investments that are both readily convertible to known amounts of cash and so near their maturities that they present insignificant risk of changes in value.

James R. Knowles (Holdings) PLC

Notes

29. Reconciliation to accounting principles generally accepted in the United States (continued)

a) Intangible assets and goodwill

In the consolidated financial statements, goodwill arising on acquisitions made prior to January 1998 accounted for under the purchase method, has been eliminated against shareholders’ equity, in accordance with UK GAAP. Under the requirements of UK Financial Reporting Standard 10 ‘Goodwill and intangible assets’, goodwill on acquisitions made after 1 January 1998 is capitalised and amortised over its estimated useful life, which is generally presumed not to exceed 20 years. UK GAAP requires that on subsequent disposal or termination of a previously acquired business, any goodwill previously taken directly to shareholders equity is charged in the income statement against the profit or loss on disposal or termination.

Under US GAAP, SFAS 142 ‘Goodwill and other intangible assets’ is applicable for accounting periods starting after 15 December 2001. This states that goodwill should be held on the balance sheet, it should not be amortised, but considered for impairment on an annual basis. Prior to this date, goodwill was amortised. For the purposes of US GAAP, the Group adopted Financial Accounting Standard 142 ‘Goodwill and other intangible assets’ in the year end 31 July 2003 and from this date, goodwill which arise would not be amortised but reviewed for impairment.

Under US GAAP, separately identified intangible assets arising on acquisitions, would be capitalised and amortised over their useful economic lives. Under UK GAAP, these assets are included in goodwill.

Impairment of goodwill: Under UK GAAP, goodwill is reviewed for potential impairment where there is an indicator that impairment may have occurred. The impairment is measured by comparing the carrying value of goodwill for each income-generating unit (IGU) with the higher of the net realisable value and value in use. Under US GAAP, goodwill impairment reviews are also conducted when an indicator of impairment exists, in addition to an annual impairment test required by FAS142. The impairment is measured by comparing the carrying value of each reporting unit with its fair value. Where the carrying value, including any separately identifiable intangible assets, is greater than the fair value, the impairment loss is based on the excess of the carrying value of goodwill over the implied fair value of the goodwill. Where reporting units identified under US GAAP differ from IGUs identified under UK GAAP, a reconciling item may arise.

As as result of the above a difference has arisen whereby goodwill which arose on acquisition has been reinstated to its original value and subsequently an element of this has been reclassified as an intangible asset. This intangible asset will be amortised over a period of 8 years from the date of acquisition with an anual impairment review.

b) Development costs

During the year, the Group capitalised time costs in creating a Partnering Contract and Toolkit and related website. The Group recognised these costs as an asset, as they met the criteria of SSAP 13 . The costs were capitalised and included within work in progress under UK GAAP.

Under US GAAP, guidance on the recognition of development costs is provided in EITF 00-2 ‘Accounting for website development costs’ and FAS-2 accounting for research and development costs.

Following a review of the US criteria, differences between UK and US GAAP were noted. These largely relate to internal staff costs capitalised in the preparation of the contract.

c) Leases

The Group has several operating leases which have incentives attached in the form of rent free periods.

Under UK GAAP the operating lease charges are recognised on a systematic basis up to the period of the first break clause.

Under US GAAP (FAS 13 ‘Accounting for Leases’) operating lease charges are recognised on a straight line basis over the entire lease term. A difference has therefore arisen over the period that the lease incentive is recognized over.

d) Deferred tax

Following the implementation in the UK of FRS19 ‘Deferred tax’, both US GAAP and UK GAAP now provide for deferred taxation on a full liability basis. The Group provides for deferred taxation in respect of timing differences, subject to certain exceptions between the recognition of gains and losses in the financial statements and for tax purposes. Timing differences are recognised, include accelerated capital allowances, unrelieved tax losses and short term timing differences.

Under US GAAP, deferred taxation would be computed on all differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. This differs from the UK GAAP where deferred tax is recognized by reference to the income statement charge as opposed to the tax base of the assets and liabilities.

US GAAP requires provision for revaluation gains, fair value adjustments similar to revaluations arising on the acquisition of a business, latent rolled over gains and the retained earnings of foreign subsidiaries that are not permanently reinvested. These are not normally provided for under UK GAAP.

Deferred taxation assets under UK GAAP and US GAAP are recognised only to the extent that it is more likely than not that they will be realised.

e) Dividends

Under US GAAP final ordinary dividends are provided for in the year in respect of which they are proposed by the Board or approved by the shareholders. Under US GAAP, dividends would not be provided for until the year in which they are declared.

Pro Forma Condensed Combined Financial Statements
Introduction
(Unaudited)

The unaudited pro forma condensed combined financial information presented herein gives effect to the purchase of James R. Knowles (Holdings) PLC (“Knowles”), by Hill International, Inc. (“Hill” or “the Company”) effective September 1, 2006.

The unaudited pro forma condensed combined balance sheet data at July 1, 2006 combines the historical condensed consolidated balance sheet of Hill as of July 1, 2006, and Knowles' balance sheet as of July 31, 2006. The pro forma adjustments to the balance sheet assume that the acquisition of Knowles was consummated at the end of the period being presented.

The unaudited condensed combined pro forma statement of operations data being presented for the nine months ended July 1, 2006 combines the historical condensed consolidated statements of operations of Hill for the nine months ended September 30, 2006 and Knowles’ statement of operations for the nine months ended July 31, 2006. The pro forma adjustments to the condensed combined pro forma statement of operations assume that the acquisition of Knowles was consummated on January 1, 2006.

The unaudited condensed combined pro forma statement of operations data being presented for the year ended December 31, 2005 combines the historical condensed consolidated statements of operations of Hill for the twelve months ended December 31, 2005 and Knowles’ statement of operations for the twelve months ended January 31, 2006. The pro forma adjustments to the condensed combined pro forma statement of operations assume that the acquisition of Knowles was consummated on January 1, 2005.

The pro forma adjustments to the unaudited condensed combined statement of operations give effect to events which are directly attributable to the transactions, factually supportable and expected to have a continuing impact.

The unaudited pro forma condensed combined financial statements are intended for information purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisitions taken place as of the date or for the periods presented.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements, including the accompanying notes, of Knowles which are attached, and of Hill, included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2006 and the Company’s audited consolidated financial statements for the year ended December 31, 2005 and the notes thereto included in the Definitive Proxy Statement filed on June 6, 2006.

Pro Forma Condensed Combined Balance Sheet
July 1, 2006
(Dollars in thousands)
(Unaudited)

			Pro Forma Adjustments
	Hill	Knowles	Debits	Notes (1)	Credits	Notes	Pro Forma
ASSETS
CURRENT ASSETS
Cash	$25,151	$2,913			$13,964	(2)	$14,100
Restricted cash	1,361						1,361
Accounts receivable, net	39,522	15,229					54,751
Accounts receivable - related party	244						244
Prepaid expenses and other current assets	2,491	-					2,491
Total Current Assets	68,769	18,142	-		13,964		72,947

Property and equipment, net	3,355	2,104	267	(3)	178	(3)	5,548
Cash- restricted	3,820						3,820
Retainage receivable, net	1,145						1,145
Cost in excess of assets net acquired	1,359	1,564	15,190	(4)	1,564	(5)	16,549

Deferred tax assets, net	263	-					263
Investment in affiliate	325						325
Other assets	607						607
Total Assets	$79,643	$21,810	$15,457		$15,706		$101,204

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Due to Bank	$290	$18,936					19,226
Current maturities of long-term debt	545	-					545
Current portion of capital lease obligations	121	-					121
Accounts payable and accrued expenses	24,307	-					24,307
Deferred tax liabilities	2,308						2,308
Income tax payable	2,785	-					2,785
Other current liabilties	7,714	-					7,714
Total Current Liabilities	38,070	18,936	-		-		57,006

Long-term debt, net of current maturities	965	732					1,697
Capital lease obligations, net of current maturities	4	-					4
Retainage payable	1,044						1,044
Other liabilities	1,962	1,429			463	(3)	3,855
Total Liabilities	42,045	21,098			463		63,606

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock	2	1,974	1,974	(6)			2
Paid in capital	35,537	6,211	6,211	(6)			35,537
Retained earnings	8,562	(7,473)	374	(3)	7,847	(6)	8,562
Accumulated other comprehensive loss	(64)	-			-	(6)	(64)
	44,037	712	8,559		7,847		44,037
Less treasury stock, at cost	(2,574)						(2,574)
Less shares held in escrow	(3,865)						(3,865)
Total Stockholders’ Equity	37,598	712	8,559		7,847		37,598
Total Liabilities and
Stockholders’ Equity	$79,643	$21,810	$8,559		$8,310		$101,204

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
JULY 1, 2006
(Unaudited)

(1)	Reflects the acquisition by Hill at the end of the period being presented.

(2)	Reflects the acquisition of Knowles common stock for cash of $13,017 and the payment of certain other direct acquisition costs.

(3)
Reflects the recording of a liability for conditional asset retirement costs associated with the future expiration of certain real estate operating leases in which Knowles if the lessee, in accordance with Financial Accounting Standards Board Interpretation No. 47, Conditional Asset Retirement Obligations and the recording of the related leasehold improvements, depreciation of such leasehold improvements, and the cumulative effect of the accretion of the liability and depreciation of the leasehold improvements on the retained earnings of Knowles.

(4)
Reflects the recording as intangible assets the excess of the purchase price of the common stock and the other direct costs incurred by Hill over the assets acquired and liabilities assumed in the transaction.

(5)	Reflects the elimination of Knowles’ intangible assets.

(6)	Reflects the elimination of all components of the historical stockholders’ equity of Knowles.

Pro Forma Condensed Combined Statement of Operations
Nine months ended September 30, 2006
Dollars in thousands, except per share data
(Unaudited)

			Pro Forma
	Hill	Knowles	Adjustments	Notes (1)	Combined

Revenue	$130,156	$40,909	(4,255)	(2)	$166,810
Reimbursable expenses	42,778	6,358	(556)	(2)	48,580
Revenue, less reimbursable expenses	87,378	34,551	(3,699)		118,230
Direct expenses	48,611	23,520	(1,807)	(2)	70,324
Gross profit	38,767	11,031	(1,892)		47,906
Selling, general and administrative expenses	31,317	17,568	(1,534)	(2)	47,357
			6	(3)
Equity in affiliate	(533)	-			(533)
Operating income (loss)	7,983	(6,537)	(364)		1,082
Interest expense, net	345	416	(58)	(2)	709
			6	(3)
Minority interest	13	28	(13)	(2)	28
Income (loss) before income taxes	7,625	(6,981)	(299)		345
Provision for income taxes	1,735	634	(52)	(2)	2,309
			(8)	(4)
Net income (loss)	5,890	(7,615)	(239)		(1,964)

Basic net income (loss) per share	$0.38				(0.13)
Basic weighted average shares outstanding	15,504				$15,504

Diluted net income (loss) per share	$0.35				$(0.13)
Diluted weighted average shares outstanding	16,931				15,504

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

(1)	Reflects the acquisition by Hill at the beginning of the period presented.
(2)	Reflects the removal of the one month of Knowles activity reported in Hill's nine month results ended September 30, 2006.
(3)
Reflects accretion for a liability for conditional asset retirement costs associated with the future expiration of certain real estate operating leases in which Knowles if the lessee, in accordance with Financial Accounting Standards Board Interpretation No. 47, Conditional Asset Retirement Obligations and the depreciation of related leasehold improvements.

(4)	Reflects tax effects of accretion and depreciation adjustments described above.

Pro Forma Condensed Combined Statement of Operations
Twelve months ended December 31, 2005
(Dollars in thousands, except per share amounts)
(Unaudited)

			Pro Forma
	Hill	Knowles	Adjustments	Notes (1)	Combined

Revenue	$112,229	$52,900			$165,129
Reimbursable expenses	32,121	6,848			38,969
Revenue, less reimbursable expenses	80,108	46,052			126,160
Direct expenses	43,276	29,753			73,029
Gross profit	36,832	16,299			53,131
Selling, general and administrative expenses	31,861	16,878	12	(2)	48,751
Equity in affiliate	(685)	-			(685)
Operating income (loss)	5,656	(579)	(12)		5,065
Interest expense, net	669	399	11	(2)	1,079
Minority interest		624			624
Income (loss) before income taxes	4,987	(1,602)	(23)		3,362
Provision for income taxes	1,845	95	(12)	(3)	1,928
Net income (loss)	$3,142	$(1,697)	(11)		$1,434

Basic net income per share	$0.52				$0.24
Basic weighted average shares outstanding	6,030				$6,030

Diluted net income per share	$0.44				$0.20
Diluted weighted average shares outstanding	7,195				7,195

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(Unaudited)

(1)	Reflects the acquisition by Hill at the beginning of the period presented.

(2)
Reflects accretion for a liability for conditional asset retirement costs associated with the future expiration of certain real estate operating leases in which Knowles if the lessee, in accordance with Financial Accounting Standards Board Interpretation No. 47, Conditional Asset Retirement Obligations and the depreciation of related leasehold improvements.

(3)	Reflects tax effects of accretion and depreciation adjustments described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill International, Inc
DATE: November 14, 2006	/s/ Irvin E. Richter
Chairman and Chief Executive Officer